UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2017

MERITOR, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

2135 West Maple Road
Troy, Michigan
(Address of principal executive offices)

48084-7186
(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2017, the Company entered into a Third Amendment and Restatement Agreement among the Company, ArvinMeritor Finance Ireland (“AFI”), the financial institutions party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. The Third Amendment and Restatement Agreement amends and restates the Second Amended and Restated Credit Agreement, dated as of February 13, 2014, as previously amended (the “Existing Credit Agreement”), by and among the Company, AFI, and the institutions from time to time parties thereto as lenders, including JPMorgan Chase Bank, N.A., as Administrative Agent (as amended and restated, the “Third Amended and Restated Credit Agreement”). The Third Amended and Restated Credit Agreement:

●

extends the maturity of the Existing Credit Agreement to March 31, 2022; provided, however, that if the Company has not voluntarily repurchased, retired, redeemed, or defeased its 6-3/4% Notes due 2021 prior to March 8, 2021 in sufficient amount such that the aggregate outstanding principal amount of such 6-3/4% Notes due 2021 is less than $25,000,000, then the Third Amended and Restated Credit Agreement will instead mature on March 10, 2021;

●	increases the size of the revolving credit facility from $506 million to $525 million;

●	retains and expands the accordion feature, which allows the Company to increase the size of the credit facility by up to $275 million with additional term loans and/or revolving loans with new or existing lenders who agree thereto; and

●	amends the pricing schedule to reduce the interest rate margins that are applicable from time to time based on the Company’s corporate rating.

Most of the Company’s domestic wholly-owned subsidiaries and certain of the Company’s foreign wholly-owned subsidiaries irrevocably and unconditionally fully guarantee amounts outstanding under the Third Amended and Restated Credit Agreement consistent with the subsidiary guarantees provided in connection with the Existing Credit Agreement. The Third Amended and Restated Credit Agreement is secured by (i) a pledge of the issued and outstanding shares of stock or other equity interests of certain of the Company’s direct and indirect domestic and foreign subsidiaries (with such pledge being limited to 65% of the issued and outstanding shares of stock of certain foreign subsidiaries) and (ii) a first priority perfected security interest in substantially all of the Company’s other assets and substantially all of the assets of most of the Company’s direct and indirect domestic subsidiaries, which are consistent with the pledges and security interests provided in connection with the Existing Credit Agreement.

The foregoing description of the Third Amendment and Restatement Agreement relating to the Third Amended and Restated Credit Agreement is qualified in its entirety by reference to the full text of the Third Amendment and Restatement Agreement relating to the Third Amended and Restated Credit Agreement which is filed as Exhibit 10-a to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10-a	Third Amendment and Restatement Agreement relating to Third Amended and Restated Credit Agreement, dated as of March 31, 2017, among the Company, AFI, the financial institutions party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERITOR, INC.
(Registrant)

Date: April 4, 2017	By:	/s/ April Miller Boise
April Miller Boise
Senior Vice President, General Counsel &
Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
10-a	Third Amendment and Restatement Agreement relating to Third Amended and Restated Credit Agreement, dated as of March 31, 2017, among the Company, AFI, the financial institutions party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.